Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Timothy A. Bonang, Vice President, Investor Relations, or

Carlynn Finn, Senior Manager, Investor Relations

(617) 796-8222

www.cwhreit.com

CommonWealth REIT Announces 2012 First Quarter Results

Newton, MA (May 3, 2012): CommonWealth REIT (NYSE: CWH) today announced financial results for the quarter ended March 31, 2012.

Results for the Quarter Ended March 31, 2012:

Normalized funds from operations, or Normalized FFO, available for CommonWealth REIT common shareholders for the quarter ended March 31, 2012 were $76.0 million, or $0.91 per share basic and $0.90 diluted, compared to Normalized FFO available for CommonWealth REIT common shareholders for the quarter ended March 31, 2011 of $61.8 million, or $0.86 per share basic and $0.85 diluted.

Net income available for CommonWealth REIT common shareholders was $9.9 million for the quarter ended March 31, 2012, compared to $37.8 million for the same quarter last year.  Net income available for CommonWealth REIT common shareholders per share, basic and diluted (EPS), for the quarters ended March 31, 2012 and 2011 was $0.12 and $0.52, respectively.  Net income available for CommonWealth REIT common shareholders for the quarter ended March 31, 2011 includes net gains totaling $34.6 million, or $0.48 per share, from the sale of properties.

The weighted average number of basic and diluted common shares outstanding was 83,721,736 and 91,019,901, respectively, for the quarter ended March 31, 2012, and 72,138,686 and 79,436,851, respectively, for the quarter ended March 31, 2011.

A reconciliation of net income attributable to CommonWealth REIT determined according to U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, available for CommonWealth REIT common shareholders and Normalized FFO available for CommonWealth REIT common shareholders for the quarters ended March 31, 2012 and 2011 appears later in this press release.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.  No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Occupancy and Leasing Results:

As of March 31, 2012, 84.8% of CWH’s total square feet was leased, compared to 84.6% as of December 31, 2011 and 84.3% as of March 31, 2011.

CWH entered lease renewals for 904,000 square feet and new leases for 1,021,000 square feet during the quarter ended March 31, 2012 which had weighted average rental rates that were 8% below prior rents for the same space.  Average lease terms for leases entered into during the first quarter of 2012 were 6.3 years.  Commitments for tenant improvements, leasing commission costs and concessions for leases entered during the quarter ended March 31, 2012 totaled $19.39 per square foot on average.

Recent Investment Activities:

Since the announcement of 2011 fourth quarter results on February 23, 2012, CWH has not entered into any new agreements to purchase properties. Since then, CWH has closed on the previously reported purchase of a central business district, or CBD, office property located in Hartford, CT with 868,395 square feet for a purchase price of $101.5 million, excluding closing costs.  CWH also continues to pursue a previously reported agreement to acquire a CBD office property in Austin, TX with 172,200 square feet for $49.0 million, including the assumption of approximately $29.2 million of mortgage debt and excluding closing costs.  CWH currently expects to acquire this property during the second quarter of 2012; however this acquisition is subject to customary closing conditions, including the assumption of existing mortgage debt.  Accordingly, CWH can provide no assurance that it will acquire this property in that time period or at all.

Recent Financing Activities:

In January 2012, CWH prepaid at par all $150.7 million of its 6.95% senior notes due in 2012, using cash on hand and borrowings on its revolving credit facility.  In February 2012, CWH repaid at maturity $5.4 million of 7.31% mortgage debt using cash on hand.

On March 12, 2012, CWH’s majority owned consolidated subsidiary, Select Income REIT, or SIR, completed an initial public offering, or IPO, of 9,200,000 of its common shares (including 1,200,000 common shares sold pursuant to the underwriters’ over allotment option) for net proceeds (after deducting underwriters’ discounts and commissions and estimated expenses) of $181.0 million.  SIR applied those net proceeds, along with proceeds from drawings under SIR’s new $500.0 million revolving credit facility, to repay in full a $400.0 million demand promissory note that CWH received from SIR on February 16, 2012.  SIR issued the $400.0 million demand promissory note to CWH in partial consideration for the contribution to SIR of 251 properties (approximately 21,400,000 rentable square feet).  SIR also reimbursed CWH for costs that CWH incurred in connection with SIR’s organization and preparation for its IPO.  SIR owns substantially all of CWH’s consolidated commercial and industrial properties located in Oahu, HI as well as 23 suburban office and industrial properties located throughout the mainland United States.  After SIR’s IPO, CWH continues to own 22,000,000, or approximately 70.5%, of SIR’s common shares.

Presentation:

The amounts reported above are on a consolidated basis, and as such, include the results of CWH’s consolidated subsidiary, SIR.

SIR is itself a public company having common shares registered under the Securities and Exchange Act of 1934, as amended.  For further information about SIR and its subsidiaries, please see SIR’s periodic reports and other filings with the Securities and Exchange Commission, or SEC, which are available at the SEC’s website at www.sec.gov.  References in this press release to SIR’s filings with the SEC are included as textual references only, and the information in SIR’s filings with the SEC is not incorporated by reference into this press release.

Conference Call:

On May 3, 2012, at 1:00 p.m. Eastern Time, Adam Portnoy, President and Managing Trustee, and John Popeo, Chief Financial Officer, will host a conference call to discuss the financial results for the quarter ended March 31, 2012.

The conference call telephone number is (800) 230-1085.  Participants calling from outside the United States and Canada should dial (612) 234-9960.  No pass code is necessary to access either call.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through 11:59 p.m. Eastern Time on Thursday, May 10, 2012.  To hear the replay, dial (320) 365-3844.  The replay pass code is 242634.

A live audio webcast of the conference call will also be available in a listen only mode on CWH’s website, which is located at www.cwhreit.com.  Participants wanting to access the webcast should visit CWH’s website about five minutes before the call.  The archived webcast will be available for replay on CWH’s website for about one week after the call.  The recording and retransmission in any way of CWH’s first quarter conference call is strictly prohibited without the prior written consent of CWH.

Supplemental Data:

A copy of CWH’s First Quarter 2012 Supplemental Operating and Financial Data is available for download at CWH’s website, www.cwhreit.com.  CWH’s website is not incorporated as part of this press release.

CommonWealth REIT is a real estate investment trust which primarily owns office and industrial properties located throughout the United States.  As of March 31, 2012, CWH and its consolidated subsidiaries owned 518 properties with 74.1 million square feet, including 17.9 million square feet of industrial and commercial lands in Oahu, HI and 11 properties with a combined 1.8 million square feet in Australia.  CWH is headquartered in Newton, MA.

Please see the pages attached hereto for a more detailed statement of our operating results and financial condition and for an explanation of our calculation of FFO and Normalized FFO.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER CWH USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, CWH IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON CWH’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. CWH’S ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN CWH’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT CWH HAS ENTERED INTO AN AGREEMENT TO ACQUIRE A CBD OFFICE PROPERTY LOCATED IN AUSTIN, TX.  THIS TRANSACTION IS SUBJECT TO VARIOUS TERMS AND CONDITIONS TYPICAL OF COMMERCIAL REAL ESTATE TRANSACTIONS.  THESE TERMS AND CONDITIONS MAY NOT BE MET.  AS A RESULT, THIS TRANSACTION MAY BE DELAYED OR MAY NOT OCCUR.

THE INFORMATION CONTAINED IN CWH’S FILINGS WITH THE SEC, INCLUDING UNDER “RISK FACTORS” IN CWH’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE CWH’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN CWH’S FORWARD LOOKING STATEMENTS. CWH’S FILINGS WITH THE SEC ARE AVAILABLE ON ITS WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, CWH DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

CommonWealth REIT

Condensed Consolidated Statements of Income, Funds from Operations and Normalized Funds from Operations

(amounts in thousands, except per share data)

(unaudited)

	Quarter Ended March 31,
	2012	2011

Rental income	$251,246	$210,673

Expenses:
Operating expenses	104,090	90,397
Depreciation and amortization	61,351	52,289
General and administrative	12,310	10,959
Acquisition related costs	2,502	2,559
Total expenses	180,253	156,204

Operating income	70,993	54,469

Interest and other income	288	708
Interest expense (including net amortization of debt discounts, premiums and deferred financing fees of $746 and $2,032, respectively)	(49,106)	(47,414)
Loss on early extinguishment of debt	(67)	—
Equity in earnings of investees	2,958	2,712
Income from continuing operations before income tax expense	25,066	10,475
Income tax expense	(492)	(346)
Income from continuing operations	24,574	10,129
Discontinued operations:
Income from discontinued operations	—	1,911
Net gain on sale of properties from discontinued operations	—	34,572
Net income	24,574	46,612
Net income attributable to noncontrolling interest	(894)	—
Net income attributable to CommonWealth REIT	23,680	46,612
Preferred distributions	(13,823)	(8,839)
Net income available for CommonWealth REIT common shareholders	$9,857	$37,773

Amounts attributable to CommonWealth REIT common shareholders:
Income from continuing operations	$9,857	$1,290
Income from discontinued operations	—	1,911
Net gain on sale of properties from discontinued operations	—	34,572
Net income	$9,857	$37,773

CommonWealth REIT

Condensed Consolidated Statements of Income, Funds from Operations and Normalized Funds from Operations (continued)

(amounts in thousands, except per share data)

(unaudited)

	Quarter Ended March 31,
	2012	2011
Calculation of FFO:(1)
Net income attributable to CommonWealth REIT	$23,680	$46,612
Plus: depreciation and amortization from continuing operations	61,351	52,289
Plus: depreciation and amortization from discontinued operations	—	1,552
Plus: FFO from investees	5,356	4,593
Plus: net income attributable to noncontrolling interest	894	—
Less: FFO attributable to noncontrolling interest	(1,062)	—
Less: net gain on sale of properties from discontinued operations	—	(34,572)
Less: equity in earnings of investees	(2,958)	(2,712)
FFO attributable to CommonWealth REIT	87,261	67,762
Less: preferred distributions	(13,823)	(8,839)
FFO available for CommonWealth REIT common shareholders	$73,438	$58,923

Calculation of Normalized FFO:(1)
FFO attributable to CommonWealth REIT	$87,261	$67,762
Plus: acquisition related costs from continuing operations	2,502	2,559
Plus: acquisition related costs from discontinued operations	—	86
Plus: normalized FFO from investees	5,367	4,819
Plus: loss on early extinguishment of debt from continuing operations	67	—
Plus: average minimum rent from direct financing lease	329	110
Less: FFO from investees	(5,356)	(4,593)
Less: interest earned from direct financing lease	(393)	(154)
Normalized FFO attributable to CommonWealth REIT	89,777	70,589
Less: preferred distributions	(13,823)	(8,839)
Normalized FFO available for CommonWealth REIT common shareholders	$75,954	$61,750

Weighted average common shares outstanding — basic	83,722	72,139

Weighted average common shares outstanding — diluted(2)	91,020	79,437

Per common share:
Income from continuing operations attributable to CommonWealth REIT common shareholders — basic and diluted	$0.12	$0.02
Income from discontinued operations attributable to CommonWealth REIT common shareholders — basic and diluted	$—	$0.51
Net income available for CommonWealth REIT common shareholders — basic and diluted	$0.12	$0.52
FFO available for CommonWealth REIT common shareholders — basic	$0.88	$0.82
FFO available for CommonWealth REIT common shareholders — diluted	$0.87	$0.82
Normalized FFO available for CommonWealth REIT common shareholders — basic	$0.91	$0.86
Normalized FFO available for CommonWealth REIT common shareholders — diluted	$0.90	$0.85

CommonWealth REIT

Condensed Consolidated Statements of Income, Funds from Operations and Normalized Funds from Operations (continued)

(amounts in thousands, except per share data)

(unaudited)

(1)          CWH calculates FFO and Normalized FFO as shown above.  FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, excluding gain or loss on sale of properties, earnings from equity investees and FFO attributable to noncontrolling interest, plus real estate depreciation and amortization, net income attributable to noncontrolling interest and FFO from equity investees.  CWH’s calculation of Normalized FFO differs from NAREIT’s definition of FFO because it excludes acquisition related costs, loss on early extinguishment of debt unless settled in cash, the difference between average minimum rent and interest earned from direct financing lease and the difference between FFO and Normalized FFO from equity investees and noncontrolling interest.  CWH considers FFO and Normalized FFO to be appropriate measures of performance for a REIT, along with net income, net income attributable to CommonWealth REIT, net income available for CommonWealth REIT common shareholders, operating income and cash flow from operating, investing and financing activities. CWH believes that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO can facilitate a comparison of operating performances between periods.  FFO and Normalized FFO are among the factors considered by CWH’s Board of Trustees when determining the amount of distributions to shareholders.  Other factors include, but are not limited to, requirements to maintain CWH’s status as a REIT, limitations in its credit facilities, term loan agreement and public debt covenants, the availability of debt and equity capital to CWH and CWH’s expectation of its future capital requirements and operating performance.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, net income attributable to CommonWealth REIT, net income available for CommonWealth REIT common shareholders, operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of CWH’s financial performance or liquidity, nor are FFO and Normalized FFO necessarily indicative of sufficient cash flow to fund all of CWH’s needs.  CWH believes FFO and Normalized FFO may facilitate an understanding of its consolidated historical operating results.  These measures should be considered in conjunction with net income, net income attributable to CommonWealth REIT, net income available for CommonWealth REIT common shareholders, operating income, and cash flow from operating activities as presented in CWH’s Condensed Consolidated Statements of Income and Condensed Consolidated Statements of Cash Flows.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than CWH.

(2)          As of March 31, 2012, CWH’s 15,180 outstanding series D preferred shares were convertible into 7,298 common shares.  The effect of a conversion of CWH’s series D convertible preferred shares on income from continuing operations available for CommonWealth REIT common shareholders per share is anti-dilutive to income, but dilutive to FFO and Normalized FFO for most periods presented.  Set forth below is the calculation of diluted net income available for common shareholders, diluted FFO available for common shareholders, diluted Normalized FFO available for common shareholders and diluted weighted average common shares outstanding.

	Quarter Ended March 31,
	2012	2011

Net income available for CommonWealth REIT common shareholders	$9,857	$37,773
Add - Series D convertible preferred distributions	6,167	6,167
Net income available for CommonWealth REIT common shareholders — diluted	$16,024	$43,940

FFO available for CommonWealth REIT common shareholders	$73,438	$58,923
Add - Series D convertible preferred distributions	6,167	6,167
FFO available for CommonWealth REIT common shareholders — diluted	$79,605	$65,090

Normalized FFO available for CommonWealth REIT common shareholders	$75,954	$61,750
Add - Series D convertible preferred distributions	6,167	6,167
Normalized FFO available for CommonWealth REIT common shareholders — diluted	$82,121	$67,917

Weighted average common shares outstanding — basic	83,722	72,139
Effect of dilutive Series D preferred shares	7,298	7,298
Weighted average common shares outstanding — diluted	91,020	79,437

CommonWealth REIT

Condensed Consolidated Balance Sheets

(amounts in thousands, except share data)

(unaudited)

	As of March 31,	As of December 31,
	2012	2011
ASSETS
Real estate properties:
Land	$1,498,146	$1,450,154
Buildings and improvements	5,987,358	5,794,078
	7,485,504	7,244,232
Accumulated depreciation	(969,903)	(934,170)
	6,515,601	6,310,062
Acquired real estate leases, net	374,022	343,917
Equity investments	176,255	177,477
Cash and cash equivalents	193,587	192,763
Restricted cash	17,195	7,869
Rents receivable, net of allowance for doubtful accounts of $11,835 and $12,575, respectively	226,565	217,592
Other assets, net	210,166	197,346
Total assets	$7,713,391	$7,447,026

LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolving credit facility	$—	$100,000
SIR revolving credit facility	227,000	—
Senior unsecured debt, net	2,694,780	2,845,030
Mortgage notes payable, net	784,454	632,301
Accounts payable and accrued expenses	140,172	158,272
Assumed real estate lease obligations, net	72,392	70,179
Rent collected in advance	33,872	37,653
Security deposits	24,024	23,779
Due to related persons	13,667	11,295
Total liabilities	3,990,361	3,878,509

Shareholders’ equity:
Shareholder’s equity attributable to CommonWealth REIT:
Preferred shares of beneficial interest, $0.01 par value:
50,000,000 shares authorized;
Series C preferred shares; 7 1/8% cumulative redeemable since February 15, 2011; 6,000,000 shares issued and outstanding, aggregate liquidation preference $150,000	145,015	145,015
Series D preferred shares; 6 1/2% cumulative convertible; 15,180,000 shares issued and outstanding, aggregate liquidation preference $379,500	368,270	368,270
Series E preferred shares; 7 1/4% cumulative redeemable on or after May 15, 2016; 11,000,000 shares issued and outstanding, aggregate liquidation preference $275,000	265,391	265,391
Common shares of beneficial interest, $0.01 par value:
350,000,000 shares authorized; 83,721,736 shares issued and outstanding	837	837
Additional paid in capital	3,590,321	3,614,079
Cumulative net income	2,506,001	2,482,321
Cumulative other comprehensive loss	(220)	(4,709)
Cumulative common distributions	(2,867,891)	(2,826,030)
Cumulative preferred distributions	(490,300)	(476,657)
Total shareholders’ equity attributable to CommonWealth REIT	3,517,424	3,568,517
Noncontrolling interest	205,606	—
Total shareholders’ equity	3,723,030	3,568,517
Total liabilities and shareholders’ equity	$7,713,391	$7,447,026

(END)